Exhibit 99.1

PRESS RELEASE

SCOLR Pharma, Inc. to Raise $11.8 Million in

Offering of Common Stock

Bellevue, WA, April 18, 2006 — SCOLR Pharma, Inc (AMEX: DDD) today announced it has obtained commitments to purchase shares of its common stock in a registered direct offering for gross proceeds of approximately $11.8 million. Under the terms of the transaction, SCOLR Pharma, Inc. expects to sell approximately 2.37 million shares of its common stock at $5.00 per share to a group of institutional investors. The closing of the offering is expected to take place on April 20, 2006, subject to the satisfaction of customary closing conditions.

The Company believes that the net proceeds from this offering, together with its cash and cash equivalents of $10.9 million and $2.4 million in short-term investments as of December 31, 2005, is sufficient capital to fund its planned operations through the end of 2007.

Taglich Brothers, Inc. and Roth Capital Partners, LLC acted as placement agents for the transaction. The shares of common stock may only be offered by means of a prospectus.

A shelf registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement together with the accompanying prospectus can be obtained at the SEC’s website at www.sec.gov or from the Company.

Based in Bellevue, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company leveraging formulation expertise and its patented CDT platform to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR Pharma’s CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. For more information on SCOLR Pharma, please call 425-373-0171 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe of anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. For example, if our clinical trials are not successful or take longer to complete than we expect, we may not be able to develop and commercialize our products. And we may not obtain regulatory approval for our products, which would materially impair our ability to generate revenue. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Copyright ©2005 SCOLR Pharma, Inc. All Rights Reserved.

Contacts:

Investor	Relations:
Cameron	Associates
Kevin	McGrath
212.245.4577

Kevin@cameronassoc.com